Exhibit 99.1

Sonnet BioTherapeutics Provides Fiscal Year 2021 First Quarter Business and Earnings Update

●	SONN-1010, fully human IL-12 configured using FHAB platform, Non-Human Primate study informs pharmacokinetic profile.

●	Launch of At-The-Market Offering Program for up to $15,875,000 of common stock.

PRINCETON, NJ / ACCESSWIRE / February 16, 2021 / Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN) (“Sonnet” or the “Company”), a biopharmaceutical company developing innovative targeted biologic drugs, announced today its financial results for the three months ended December 31st, 2020 and provided a business update.

“During the past few months, we have continued to accrue pre-clinical data for our lead platform asset, SON-1010. IL-12 has historically been a difficult target given the toxicities associated with its use,” commented Pankaj Mohan, Ph.D., Founder and CEO. “To this end, we are increasingly more encouraged that our FHAB technology has the capacity to improve the therapeutic window of IL-12 and will help Sonnet position the SON-1010 asset as a potentially viable therapeutic candidate of significant value to patients and physicians.”

First Quarter FY 2021 and Recent Corporate Updates

Sonnet provided the following updates on its lead pipeline assets:

The Company successfully completed a single- and multiple-dose non-human primate (NHP) study with SON-1010, the Company’s proprietary fully human Interleukin 12 (IL-12) therapeutic candidate configured using the Fully Human Albumin Binding (FHAB) platform. These two studies help to inform and de-risk the design of follow-on NHP studies needed to file an IND with the FDA. Importantly, the data demonstrated a well-tolerated agent with interferon-γ levels suggesting potent on-target activity. The Company will present additional data from the NHP studies at the American Association of Cancer Research (AACR) Virtual Annual Meeting in April. The Company plans to file an IND and initiate Phase 1 clinical development in SON-1010 in the second half of 2021.

In SON-080 (low-dose recombinant fully human Interleukin 6, or IL-6), the Company is planning to file an IND and initiate Phase 1b/2a pilot efficacy clinical trials during the second half of 2021 for Chemotherapy Induced Peripheral Neuropathy (CIPN), followed by a Phase 1b/2a pilot efficacy trial for Diabetic Peripheral Neuropathy (SON-081) in 2022.

The previously announced letter of intent to negotiate a licensing agreement with New Life Therapeutics with respect to SON-080 and SON-081 continues on-track. The Company expects to finalize this agreement during the first quarter of 2021.

Sonnet is also developing SON-1210 (IL15-FHAB-IL12), the Company’s lead bispecific construct combining FHAB with fully human IL-12 and fully human Interleukin 15 (IL-15), for solid tumor indications, including colorectal cancer. An IND submission for SON-1210 is expected during the second half of 2021.

Fiscal 2021 First Quarter Ended December 31, 2020 Financial Results

Jay Cross, CFO, commented, “Our cash management strategies have been successful over the past quarter, but more importantly we have recently begun to draw from our ATM offering program, strengthening our balance sheet. With the ATM open, we also decided to close the share subscription facility.”

●	As of December 31, 2020, Sonnet had $2.3 million cash on hand.
●	As previously announced, on February 5, 2021, Sonnet entered into an at-the-market sales agreement with BTIG, LLC, for an aggregate offering of up to $15.9 million. As of today, the Company has sold 380,199 shares for net proceeds of $1.1 million to Sonnet.
●	All of the Company’s previously outstanding Series A and Series B warrants (except for approximately 42 thousand Series B warrants) have been exercised. The Company has 11.3 million Series C Warrants outstanding with an exercise price of $3.19 that will expire on October 16, 2025. In the event all the Series C Warrants were exercised for cash, the Company would receive up to an additional $36.1 million.
●	Research and development expenses were $3.9 million for the three months ended December 31, 2020, compared to $1.4 million for the three months ended December 31, 2019. The increase of $2.5 million was primarily due to the development of the cell line for IL12-FHAB and IL12-FHAB-IL15 manufacturing and increased costs for research and development activities due to the acquisition of Relief Therapeutics SA, including an increase in payroll and share-based compensation expense as the Company expanded its operations.
●	General and administrative expenses were $2.0 million for the three months ended December 31, 2020, compared to $1.1 million for the three months ended December 31, 2019. The increase of $0.9 million was primarily due to an increase in insurance expenses related to directors and officer’s insurance, and an increase in payroll and share-based compensation expense as the Company expanded its operations to support its overall business objectives.
●	The $20 million share subscription facility that was previously in place has been terminated.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet Biotherapeutics Investor Contact

Alan Lada
Solebury Trout
617-221-8006
alada@soleburytrout.com

Sonnet BioTherapeutics Holdings, Inc.
Consolidated Balance Sheets
(unaudited)

	December 31,	September 30,
	2020	2020
Assets
Current assets:
Cash	$2,348,096	$7,349,903
Prepaid expenses other current assets	350,870	287,738
Total current assets	2,698,966	7,637,641
Property and equipment, net	64,808	67,889
Operating lease right-of-use asset	186,200	205,919
Other assets	82,959	82,959
Total assets	$3,032,933	$7,994,408
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Related-party notes	$1,060	$21,184
Accounts payable	2,259,481	2,057,559
Accrued expenses	2,446,514	2,063,678
Operating lease liability	85,051	82,060
Deferred Income	500,000	500,000
Total current liabilities	5,292,106	4,724,491
Note payable	125,193	124,878
Operating lease liability	102,900	125,132
Total liabilities	5,520,199	4,974,491

Commitments and contingencies (Note 6)

Stockholders’ equity (deficit):
Preferred stock; $0.0001 par value: 5,000,000 shares authorized. No shares issued or outstanding	—	—
Common stock; $0.0001 par value: 125,000,000 shares authorized; 17,175,729 and 14,724,105 issued and outstanding at December 31, 2020 and September 30, 2020, respectively	1,717	1,472
Additional paid-in capital	40,093,514	39,723,702
Accumulated deficit	(42,582,497)	(36,705,257)
Total stockholders’ equity (deficit)	(2,487,266)	3,019,917
Total liabilities and stockholders’ equity (deficit)	$3,032,933	$7,994,408

Sonnet BioTherapeutics Holdings, Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended December 31,
	2020	2019
Operating expenses:
Research and development	$3,866,007	$1,408,148
General and administrative	1,997,986	1,060,906
Loss from operations	(5,863,993)	(2,469,054)

Foreign exchange loss	(13,247)	—
Net loss	$(5,877,240)	$(2,469,054)
Share information:
Net loss per share, basic and diluted	$(0.34)	$(0.44)
Weighted average shares outstanding, basic and diluted	17,218,485	5,591,894

SOURCE: Sonnet BioTherapeutics Holdings, Inc.